As filed with the Securities and Exchange Commission on April 25, 2016

Registration No. 333- ●

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW YORK COMMUNITY BANCORP, INC.

Delaware	6-1377322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph R. Ficalora

President and Chief Executive Officer

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4100

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Eric S. Kracov, Esquire

Edward G. Olifer, Esquire

Kilpatrick Townsend & Stockton LLP

Suite 900

607 14th Street, N.W.

Washington, D.C. 20005

(202) 508-5800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment Filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities
Common Stock, par value $0.01 (2)
Preferred Stock (3)
Warrants (4)
Depositary Shares (5)
Stock Purchase Contracts (6)
Stock Purchase Units (7)
Units (8)

(1)	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued (i) at indeterminate prices, (ii) upon conversion, exercise or exchange or upon settlement of other securities offered pursuant to this Registration Statement, and (iii) as shall be issued to prevent dilution from stock splits or stock dividends or similar transactions. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee and will pay it subsequently in advance or on a pay-as-you-go basis.
(2)	An indeterminate number of shares of Common Stock may also be issued upon the exercise of Warrants or settlement of the Stock Purchase Contracts or Stock Purchase Units.
(3)	There is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time at indeterminate prices, by NYCB. An indeterminate number of shares of Preferred Stock may also be issued upon settlement of the Stock Purchase Contracts or Stock Purchase Units.
(4)	There are being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Preferred Stock, Depositary Shares or Common Stock registered hereunder.
(5)	There is being registered hereunder an indeterminate number of shares of Depositary Shares to be evidenced by Depositary Receipts. In the event the Registrant elects to offer to the public fractional interests in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the Depositary. An indeterminate number of Depositary Shares may also be issued upon settlement of the Stock Purchase Contracts or Stock Purchase Units.
(6)	There is being registered hereunder an indeterminate number of Stock Purchase Contracts under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares. No separate consideration will be received for such Stock Purchase Contracts.
(7)	There is being registered hereunder an indeterminate number of Stock Purchase Units. Each Stock Purchase Unit consists of (a) one or more Stock Purchase Contracts, under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and (b) a beneficial interest in either Debt Securities or debt obligations of third parties, including U.S. Treasury securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock, Preferred Stock or Depositary Shares. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.
(8)	There is registered hereunder an indeterminate number of Units including securities registered hereunder that may be sold from time to time. Any of the securities registered hereunder may be sold separately or as Units with other securities registered hereunder.

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Units

We may offer and sell from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; shares of our preferred stock; warrants to purchase other securities; depositary shares; stock purchase contracts; stock purchase units; or units consisting of a combination of two or more of these securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2016

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units, or units consisting of a combination of these securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “NYCB,” “we,” “us,” “our” or similar references mean New York Community Bancorp, Inc. References to the “Community Bank” mean New York Community Bank, references to the “Commercial Bank” mean New York Commercial Bank, and references to the “Banks” mean New York Community Bank and New York Commercial Bank, collectively.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, the “Securities Act,” that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, the “Exchange Act.”

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0213. Please call the SEC at (800)-732-0330 for more information on the operation of the SEC’s Public Reference Room.

The SEC also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2015

Current Reports on Form 8-K	January 27, 2016, April 8, 2016, and April 20, 2016 (in each case only with respect to Item 8.01);

The description of NYCB common stock and preferred stock set forth in the registration statement on Form 8-A (No. 1-31565) and any amendment or report filed with the SEC for the purpose of updating this description	December 12, 2002

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (in each case other than portions that are not deemed to be “filed” with the SEC, including any information pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K unless indicated otherwise in any such Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address or phone number:

Investor Relations Department

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4420

In addition, we maintain a corporate website, www.myNYCB.com. On our website, we make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” “seek,” “strive,” “try,” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or other similar expressions. Although we believe that our plans, intentions, and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that they will be achieved or realized.

Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results, to differ materially from our forward-looking statements are set forth under the headings “Cautionary Statement Regarding Forward-Looking Language” and “Risk Factors” in our most recent Annual Report on Form 10-K, and in other reports filed with the SEC. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to:

•	general economic conditions, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses;

•	conditions in the securities markets and real estate markets or the banking industry;

•	changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio;

•	changes in interest rates, which may affect our net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;

•	changes in the quality or composition of our loan or securities portfolios;

•	changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others;

•	our use of derivatives to mitigate our interest rate exposure;

•	changes in competitive pressures among financial institutions or from non-financial institutions;

•	changes in deposit flows and wholesale borrowing facilities;

•	changes in the demand for deposit, loan, and investment products and other financial services in the markets we serve;

•	our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers;

•	our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire, including from Astoria Financial Corporation (“Astoria Financial”), into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

•	risks relating to unanticipated costs of integration;

•	the ability to obtain shareholder and regulatory approval of any merger transactions we may propose (including the proposed merger with Astoria Financial) in a timely manner or otherwise;

•	potential exposure to unknown or contingent liability of companies we have acquired, may acquire, or target for acquisition, including Astoria Financial;

•	failure to satisfy other closing conditions to any mergers we may propose, including the merger with Astoria Financial;

•	the potential impact of the announcement or consummation of any merger we propose (including the proposed merger with Astoria Financial) on relationships with third parties, including customers, employees, and competitors;

•	failure to obtain applicable regulatory approvals for the payment of future dividends;

•	the ability to pay future dividends at currently expected rates;

•	the ability to hire and retain key personnel;

•	the ability to attract new customers and retain existing ones in the manner anticipated;

•	changes in our customer base or in the financial or operating performances of our customers’ businesses;

•	any interruption in customer service due to circumstances beyond our control;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future;

•	environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

•	the ability to keep pace with, and implement on a timely basis, technological changes;

•

changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System;

•	changes in accounting principles, policies, practices, or guidelines;

•	a material breach in performance by the Community Bank under our loss sharing agreements with the FDIC;

•	changes in our estimates of future reserves based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	changes in regulatory expectations relating to predictive models we use in connection with stress testing and other forecasting or in the assumptions on which such modeling and forecasting are predicated;

•	changes in our credit ratings or in our ability to access the capital markets;

•	natural disasters, war, or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting our operations, pricing, and services.

In addition, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Furthermore, we routinely evaluate opportunities to expand through acquisitions and conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

You should not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus, which speak only as of the date of this prospectus. We do not assume any obligation to revise or update these forward-looking statements except as may be required by law.

NEW YORK COMMUNITY BANCORP, INC.

One of the largest U.S. bank holding companies, New York Community Bancorp, Inc. is a leading producer of multi-family loans on non-luxury, rent-regulated apartment buildings in New York City, and the parent of New York Community Bank and New York Commercial Bank. With 257 branches in Metro New York, New Jersey, Florida, Ohio, and Arizona, the Company also ranks among the largest depositories in the United States.

Reflecting its growth through a series of acquisitions, New York Community Bank currently operates through seven local divisions, each with a history of service and strength: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, and Roosevelt Savings Bank in New York; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, New York Commercial Bank currently operates 18 of its 30 New York-based branches under the divisional name Atlantic Bank. We are in the process of seeking approval from our regulators for the merger of New York Commercial Bank with and into New York Community Bank upon the completion of which we will have one bank subsidiary, New York Community Bank.

On October 28, 2015, we entered into an Agreement and Plan of Merger with Astoria Financial Corporation. The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Astoria Financial will merge with and into the Company, with the Company as the surviving corporation in the merger. Immediately following the merger, Astoria Financial’s wholly owned subsidiary, Astoria Bank, will merge with and into New York Community Bank, with New York Community Bank continuing as the surviving savings bank in the bank merger. The merger is subject to customary closing conditions and, pending receipt of the necessary shareholder and regulatory approvals, the merger is currently expected to be completed in mid to late 2016.

Our principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590, and our telephone number is (516) 683-4100. Our common stock trades on the New York Stock Exchange under the symbol “NYCB.”

Additional information about us and our subsidiaries is included in documents incorporated by reference into this prospectus. See “Where You Can Find More Information” on page 4.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Year Ended December 31,
	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	0.75	2.39	2.35	2.57	2.42
Including Interest on Deposits	0.63	2.91	2.82	2.22	2.09

For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income before income taxes and extraordinary items plus fixed charges, excluding capitalized interest. “Fixed charges” consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing our outstanding common stock; financing possible acquisitions of branches or other financial institutions or financial service companies; extending credit to, or funding investments in, our subsidiaries; and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurring basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and Wilmington Trust, National Association, as senior indenture trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,”

between us and Wilmington Trust, National Association, as subordinated indenture trustee. Copies of the form of each of these indentures are exhibits to the registration statement of which this prospectus is a part.

The senior debt securities will be unsecured and will rank equally with all of our other senior unsecured indebtedness. The subordinated debt securities will be unsecured and will be subordinated to all of our existing and future senior indebtedness and other financial obligations, as described under “Subordinated Debt Securities—Subordination” beginning on page 19.

The following describes the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by a prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. In addition, indentures do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities that we or our subsidiaries may issue, including indebtedness may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

We may issue debt securities if the conditions contained in the indentures are satisfied. These conditions include the adoption of resolutions by our board of directors and a certificate of an authorized officer that establishes the terms of the debt securities being issued. Any resolution or officer’s certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities that may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•	whether the principal amount payable will be determined with reference to an index, formula or other method which may be calculated by using, among other measurements, the value of currencies, securities or baskets of securities, commodities, or indices to which any such amount payable is linked;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum, or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated and, if subordinated, the terms of the subordination if different from that summarized in this prospectus;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	information with respect to book-entry procedures;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	whether and how we may satisfy our obligations with regard to payment upon maturity, any redemption, required repurchase, any exchange provisions or interest payment through the delivery to holders of other securities, which may or may not be issued by us, or a combination of cash, securities and/or property, referred to as “maturity consideration”;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which, at the time of issuance, is below market rates, and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Please see the accompanying prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee, according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of (1) $1,000 or integral multiples of $1,000 for any senior debt security, and (2) $100,000 or any integral multiple of $1,000 in excess of $100,000 for any subordinated debt security.

No service charge will be required for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal, maturity consideration and any premium and interest in the manner, at the places, and subject to the restrictions set forth in the applicable indenture the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following constitute events of default under the senior indenture with respect to the senior debt securities:

•	default in the payment of any principal or premium on senior debt securities when due;

•	default in the payment of any interest on senior debt securities when due, which continues for 30 days;

•	default in the delivery or payment of the maturity consideration on senior debt securities when due;

•	default in the deposit of any sinking fund payment on senior debt securities when due;

•	default in the performance of any other obligation contained in the applicable indenture for the benefit of that series or in the senior debt securities of that series, which continues for 60 days after written notice;

•	default in the payment of any of our other indebtedness or the indebtedness of any principal constituent bank (as defined below) (whether currently existing or created in the future) having an original or principal amount of $5,000,000 or more which results in acceleration of that indebtedness, and such acceleration has not been rescinded or annulled within 30 days of the related declaration;

•	specified events in bankruptcy, insolvency or reorganization of us or any principal constituent bank; and

•	any other event of default provided with respect to senior debt securities of any series.

If an event of default (other than an event of default arising from specified events in bankruptcy of us or any principal constituent bank) occurs and is continuing for any series of senior debt securities, the senior indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be due and payable or deliverable immediately.

Unless otherwise indicated in the applicable prospectus supplement, the following are the events of default under the subordinated indenture with respect to the subordinated debt securities:

•	specified events in bankruptcy, insolvency or reorganization; and

•	with respect to a particular series of subordinated debt securities, any other event of default provided with respect to that series.

If an event of default occurs and is continuing for any series of subordinated debt securities, the subordinated indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding securities of that series may declare all amounts, or any lesser amount provided for in the subordinated debt securities of that series, to be due and payable or deliverable immediately. The subordinated indenture trustee and the holders of subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities in the case of a default in the performance of any covenant with respect to the subordinated debt securities, including the payment of interest and principal or the delivery of the maturity consideration, unless such default is an event of default with respect to the subordinated debt securities of the applicable series.

If a default occurs and is continuing under the subordinated indenture, the subordinated indenture trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the subordinated debt securities by appropriate judicial proceedings. The following are defaults under the subordinated indenture with respect to subordinated debt securities of any series:

•	any event of default with respect to subordinated debt securities of that series;

•	default in the payment of any principal or premium on subordinated debt securities of that series when due;

•	default in the payment of any interest on subordinated debt securities of that series when due, which continues for 30 days;

•	default in the delivery or payment of the maturity consideration on subordinated debt securities of that series when due;

•	default in the performance of any other obligation contained in the subordinated indenture for the benefit of that series or in the subordinated debt securities of that series, which continues for 60 days after written notice; and

•	any other default provided with respect to subordinated debt securities of that series.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or, under certain circumstances, issue price of outstanding debt securities of that series, may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or the aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% for any senior debt security, or a majority for any subordinated debt security, in aggregate principal amount or, under certain circumstances, the issue price of the outstanding debt securities of that series, also have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	the indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, the issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment of principal and interest under that debt security.

We are required to furnish annually to the indenture trustees a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, the issue price of each series of debt securities issued under that indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal or maturity consideration of, or any installment of principal or interest on, any debt security issued under that indenture;

•	reduce the principal amount or maturity consideration of, the rate of interest on, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal or maturity consideration of an original issue discount security issued under that indenture payable upon acceleration of its maturity;

•	change the place or currency of payment of principal or maturity consideration of, or any premium or interest on, any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on, or with respect to, any debt security issued under that indenture;

•	reduce the percentage in principal amount or, under certain circumstances, the issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture, or to waive compliance with certain provisions of the indenture;

•	make any change relating to the subordination of the debt securities in a manner adverse to the holders of those debt securities or, in the case of subordinated debt securities, unless otherwise indicated in the applicable prospectus supplement for a series of subordinated debt securities, in a manner adverse to holders of senior indebtedness, unless the holders of senior indebtedness consent to that change under the terms of that senior indebtedness; or

•	reduce the percentage in principal amount or, under certain circumstances, the issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to waive any past default.

The holders of at least a majority in principal amount or, under certain circumstances, the issue price of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default” beginning on page 12.

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add events of default;

•	to change or eliminate any of the provisions of the applicable indenture, so long as any such change or elimination will become effective only when there is no outstanding security of any series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee securing the debt securities; or

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•	the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

(1)	pay or deliver the principal or maturity consideration of, and any premium or interest on, the debt securities; and

(2)	perform and observe all of our other obligations under the indentures; and

•	we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

Neither of the indentures provides for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of our assets, or recapitalization of or involving NYCB or a change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

The indenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that we currently have outstanding.

The occurrence of any default under either the senior indenture, the subordinated indenture or the indenture between us and the indenture trustee relating to our junior subordinated debentures, which may also be issued under this registration statement, could create a conflicting interest for the indenture trustee under the Trust Indenture Act of 1939, as amended, the “Trust Indenture Act”. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture, or with respect to the junior subordinated debentures issued to certain Delaware statutory trusts of ours under a separate indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

SENIOR DEBT SECURITIES

The senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other outstanding senior indebtedness.

Restrictive Covenants

Disposition of Voting Stock of Certain Subsidiaries. Unless otherwise indicated in the applicable prospectus supplement, we may not sell or otherwise dispose of, or permit the issuance of, any voting stock or any security convertible or exercisable into voting stock of a “principal constituent bank” of ours or any subsidiary of ours which owns a controlling interest in a principal constituent bank. A “principal constituent bank” is a bank subsidiary that has total assets equal to 30% or more of our assets. Any designation of a banking subsidiary as a principal constituent bank with respect to senior debt securities of any series will remain effective until the senior debt securities of that series have been repaid. As of the date of this prospectus, New York Community Bank is our only principal constituent bank and no other banking subsidiaries have been designated as principal constituent banks with respect to any series of debt securities.

This restriction does not apply to dispositions made by us or any subsidiary:

•	acting in a fiduciary capacity for any person other than us or any subsidiary;

•	to us or any of our wholly-owned subsidiaries;

•	if required by law for the qualification of directors;

•	to comply with an order of a court or regulatory authority;

•	in connection with a merger, or consolidation, of a principal constituent bank with or into a wholly-owned subsidiary or a majority-owned banking subsidiary, as long as we hold, directly or indirectly, in the entity surviving of that merger or consolidation, not less than the percentage of voting stock we held in the principal constituent bank prior to that action;

•	if that disposition or issuance is for fair market value as determined by our board of directors, and, if after giving effect to that disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will directly own not less than 80% of the voting stock of that principal constituent bank or any subsidiary which owns a principal constituent bank;

•	if a principal constituent bank sells additional shares of voting stock to its stockholders at any price, if, after that sale, we hold directly or indirectly not less than the percentage of voting stock of that principal constituent bank we owned prior to that sale; or

•	if we or a subsidiary pledges or creates a lien on the voting stock of a principal constituent bank to secure a loan or other extension of credit by a majority-owned banking subsidiary subject to Section 23A of the Federal Reserve Act.

Limitation upon Liens on Certain Capital Stock. Unless otherwise indicated in the applicable prospectus supplement, we may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

•	any shares of capital stock of any principal constituent bank, other than directors’ qualifying shares; or

•	any shares of capital stock of a subsidiary which owns capital stock of any principal constituent bank.

This restriction does not apply to:

•	liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith by appropriate proceedings, so long as we have set aside on our books adequate reserves to cover the contested amount; or

•	the lien of any judgment, if that judgment is discharged, or stayed on appeal or otherwise, within 60 days.

Defeasance

We may terminate or “defease” our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

(1)	depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

•	in the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	in the case of senior debt securities denominated in a foreign currency, money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)	delivering:

•	an opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	if the senior debt securities of that series are then listed on a national or regional securities exchange in the United States, an opinion of counsel that those senior debt securities will not be delisted as a result of the exercise of this defeasance option;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3)	paying all amounts due under the senior indenture.

Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument, and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

If the maturity of any debt securities is accelerated, we will have to repay all senior indebtedness before we can make any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery with respect to any senior indebtedness; or

•	there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior indebtedness” is defined in the subordinated indenture as the principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on:

(i) all indebtedness, obligations and other liabilities (contingent or otherwise) of NYCB for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or indebtedness incurred in connection with the acquisition of any properties or assets (whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof);

(ii) all obligations and liabilities (contingent or otherwise) in respect of leases of the Company required or permitted, in conformity with accounting principles generally accepted in the United States of America, to be accounted for as capitalized lease obligations on the balance sheet of the Company;

(iii) all direct or indirect guaranties or similar agreements by the Company in respect of, and obligations or liabilities (contingent or otherwise) of the Company to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) and (2); and

(iv) any and all amendments, renewals, extensions and refundings of any indebtedness, obligation or liability of the kind described in clauses (1) through (3).

“Senior Indebtedness” does not include:

(i) any indebtedness in which the instrument or instruments evidencing or securing the same, or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such instrument or instruments, it is expressly provided that such indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is pari passu or junior to the Securities; or

(ii) trade accounts payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The subordinated debt securities of each series will rank equally in right of payment with each other.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF COMMON STOCK

General

NYCB, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 600,000,000 shares of its common stock, $0.01 par value, of which 486,929,814 shares were issued and outstanding as of March 31, 2016. NYCB is also authorized to issue 5,000,000 shares of preferred stock, $0.01 par value, of which none have been issued as of March 31, 2016. NYCB’s board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of preferred stock or common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented to stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by NYCB before such securities are offered to others. The absence of preemptive rights increases NYCB’s flexibility to issue additional shares of common stock in connection with NYCB’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as, and if declared by NYCB’s board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, NYCB may pay dividends out of surplus or, if there is no surplus, out of our net profits for the fiscal year in which declared and/or for the preceding fiscal year. Dividends paid by our subsidiary Banks are the primary source of funds available to NYCB for payment of dividends to our stockholders and for other needs. Various federal and state laws and regulations limit the amount of dividends that our subsidiary Banks may pay to us. NYCB’s board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including NYCB’s earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as NYCB’s board of directors deems relevant. For more information, see the section captioned “Business—Regulation and Supervision” in our Annual Report on Form 10-K for the year ended December 31, 2015.

On a stand-alone basis, NYCB’s principal assets and sources of income consist of investments in our operating subsidiaries, which are separate and distinct legal entities.

Liquidation

Upon liquidation, dissolution or the winding up of the affairs of NYCB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of NYCB after the holders of NYCB’s preferred stock, if any, have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

NYCB’s Amended and Restated Certificate of Incorporation and Bylaws contain several provisions that may make NYCB a less attractive target for an acquisition of control by anyone who does not have the support of NYCB’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to NYCB’s Amended and Restated Certificate of Incorporation and Bylaws, both of which are on file with the SEC.

Restrictions on Ownership

The Bank Holding Company Act of 1956, the “BHC Act,” generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of NYCB. “Control” is generally defined as ownership of 25% or more of a class of voting stock, control of the election of a majority of the directors, or the power to exercise a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of a class of voting stock of NYCB. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as NYCB, could constitute acquisition of control of the bank holding company. New York law generally requires the prior approval of the NYSDFS’s banking board before a person, group of persons, or company may acquire 10% or more of the voting stock of NYCB or otherwise exercise a controlling influence. Generally under New York law, an existing bank holding company that controls 10% or more of the voting stock of two or more banking institutions located in New York would need prior NYSDFS approval before it acquired 5% or more of the voting stock of NYCB.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our Certificate of Incorporation or the Certificate of Designation, with respect to the establishment of a series of preferred stock which would be filed with the SEC in connection with the offering of such series of preferred stock.

General

Our Amended and Restated Certificate of Incorporation permits our board of directors to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. The board of directors can fix the voting powers (if any) and designations, preferences and relative, participating, optional or of the special rights of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. No preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of the liquidation preference per share;

•	the price at which the preferred stock will be issued;

•	the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	the voting rights (if any) of holders of shares of the preferred stock;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up, and dissolution, rank:

•	senior to all classes of common stock and all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the “junior securities”);

•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the “parity securities”); and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option, with prior Federal Reserve Board approval, if required. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default on the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock, or (2) the Federal Reserve Board determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Amended and Restated Certificate of Incorporation.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series; and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary, or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed, plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely, upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock, preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be entered into separately or as part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or common stock, in each case securing holders’ obligations to purchase, or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF UNITS

We may issue units consisting of one or more debt securities or other securities, including our common stock, preferred stock, stock purchase contracts, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.

The applicable prospectus supplement will describe:

•	the designation and the terms of the units and of the debt securities, preferred stock, common stock, stock purchase contracts, depositary shares and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	any additional terms of the governing unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock, stock purchase contracts, depositary shares or warrants constituting the units; and

•	any applicable United States federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” “Description of Stock Purchase Contracts and Stock Purchase Units,” “Description of Depositary Shares,” “Description of Warrants” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security, preferred stock, common stock, stock purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, common stock, stock purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies. Upon the acceleration of the debt securities constituting any units, our obligations may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

Absence of Protections against All Potential Actions. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

Modification without Consent of Holders. We and the unit agent may amend the unit agreement without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the three clauses described above under “—Modification without Consent of Holders”); or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the three clauses described above under “—Modification without Consent of Holders”).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification and Waiver.”

Consolidation, Merger or Sale of Assets. The unit agreement provides that we will not consolidate or combine with, or merge with or into, or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets, to any person or persons in a single transaction or through a series of transactions, unless:

•	we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•	the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents, and will be in form and substance reasonably satisfactory to the trustees;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•	we or the surviving entity will have delivered to the unit agents an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures, with the same effect as if such successor corporation had been named as us.

PLAN OF DISTRIBUTION

We may offer and sell these securities in any one or more of the following ways:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters, or through dealers;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, dealers or underwriters included in the offer and sale of the securities;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or paid to the agents or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then pre-vailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their positions, deliver this prospectus in connection with some or all of those sales, and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of our common stock short using this prospectus and deliver our common stock covered by this prospectus to close out such short positions, or loan or pledge our common stock to financial institutions that in turn may sell the shares of our common stock using this prospectus. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledges or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

We also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Certain of the underwriters and their associates and affiliates may in the ordinary course of business be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates.

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of New York Community Bancorp, Inc. and its subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Units

Prospectus

April 25, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement	$	— (1)
Listing Fees		(2)
Legal Fees and Expenses		(2)
Accounting Fees and Expenses		(2)
Printing and Engraving Fees		(2)
Trustee’s expenses		(2)
Fees of rating agencies		(2)
Miscellaneous		(2)

Total		$(2)

(1)	Deferred in accordance with Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”), and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.
(2)	The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

NYCB’s Amended and Restated Certificate of Incorporation, Article 10, provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding, by reason of the fact that he or she is or was a director or an officer of NYCB or is or was serving at the request of NYCB as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent shall be indemnified and held harmless by NYCB to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”) against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that, except with respect to proceedings to enforce rights to indemnification, NYCB shall indemnify such person in connection with a proceeding initiated by such person only if such proceeding was authorized by NYCB’s board of directors. The DGCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. However, indemnity may not be granted in respect of a claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. NYCB’s Amended and Restated Certificate of Incorporation provides that such rights to indemnification are contract rights and that the expenses incurred by such person will be paid in advance of a final disposition of any proceeding, provided, however, that if required under the DGCL, an advancement of expenses incurred by a person in his or her capacity as a director or officer shall be made only upon delivery to NYCB of an undertaking, by or on behalf of such person, to repay the amounts so advanced if it shall ultimately be determined by final adjudication that such person is not entitled to be indemnified for such expenses under Article 10, Section B of NYCB’s Amended and Restated Certificate of Incorporation or otherwise.

With respect to possible indemnification of directors, officers and controlling persons of NYCB for liabilities arising under the Securities Act of 1933 (the “Act”) pursuant to such provisions, NYCB is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The Declaration of each Trust limits the liability to the Trust and certain other persons, and provides for the indemnification by the Trust or NYCB of the trustees, their officers, directors and employees and certain other persons.

Item 16.	Exhibits

1(a)	—	Form of Underwriting Agreement for any offering of securities (The form of such agreement for securities offered will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(a)	—	Form of Indenture for Senior Debt Securities.*

4(b)	—	Form of Note for Senior Debt Securities.*

4(c)	—	Form of Indenture for Subordinated Debt Securities.*

4(d)	—	Form of Note for Subordinated Debt Securities.*

4(e)(i)	—	Amended and Restated Certificate of Incorporation of New York Community Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Securities and Exchange Commission on May 11, 2001).

4(e)(ii)	—	Certificates of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 15, 2004).

4(e)(iii)	—	Amended and Restated Bylaws (incorporated by reference to Exhibit 3(iii) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2015).

4(l)(i)	—	Form of Warrant (included in Exhibit 4(o)).

4(l)(ii)	—	Form of Unit Certificate (included in Exhibit 4(n))

4(1)(iii)	—	Specimen Common Stock Certificate (incorporated by reference to Exhibits filed with the Registration Statement on Form S-1, Registration No. 33-66852).

4(n)	—	Form of Unit Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(o)	—	Form of Warrant Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(p)	—	Form of Certificate of Designation for a series of Preferred Stock (The form of any Certificate of Designation will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(q)	—	Form of Preferred Stock Certificate (The form of any such certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(r)	—	Form of Depositary Certificate (The form of any such certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(s)	—	Form of Depositary Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(t)	—	Form of Stock Purchase Contract Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(u)	—	Form of Stock Purchase Contract Unit Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(a)	—	Opinion of Kilpatrick Townsend & Stockton LLP, as to legality of debt securities, common stock, preferred stock, warrants to purchase other securities, depositary shares, stock purchase contracts and stock purchase units, and units of such securities.*

12	—	Computation of Consolidated Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.0 to the Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016).

23(a)	—	Consent of KPMG LLP, independent registered public accounting firm.*

23(b)	—	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5(a)).*

24(a)	—	Power of Attorney (included on the signature page herewith).*

25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as Trustee under the Indenture for Subordinated Debt Securities.*

25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as Trustee under the Indenture for Senior Debt Securities.*

*	filed herewith

Item 17.	Undertakings

a. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Westbury, and the State of New York, on April 25, 2016.

NEW YORK COMMUNITY BANCORP, INC.

By:	/s/ Joseph R. Ficalora
Joseph R. Ficalora President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joseph R. Ficalora and Thomas R. Cangemi, or either of them, acting alone, as his true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on April 25, 2016.

Signature	Title

/s/ Joseph R. Ficalora Joseph R. Ficalora	President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Thomas R. Cangemi Thomas R. Cangemi	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ John J. Pinto John J. Pinto	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Robert Wann Robert Wann	Senior Executive Vice President, Chief Operating Officer, and Director

/s/ Dominick Ciampa Dominick Ciampa	Chairman of the Board of Directors

/s/ Maureen E. Clancy Maureen E. Clancy	Director

/s/ Hanif W. Dahya Hanif W. Dahya	Director

/s/ Leslie D. Dunn Leslie D. Dunn	Director

Signature	Title

/s/ Michael J. Levine Michael J. Levine	Director

/s/ James J. O’Donovan James J. O’Donovan	Director

/s/ Lawrence Rosano, Jr. Lawrence Rosano, Jr.	Director

/s/ Ronald A. Rosenfeld Ronald A. Rosenfeld	Director

/s/ Lawrence J. Savarese Lawrence J. Savarese	Director

/s/ John M. Tsimbinos John M. Tsimbinos	Director

INDEX TO EXHIBITS

Exhibits

1(a)	—	Form of Underwriting Agreement for any offering of securities. (The form of such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(a)	—	Form of Indenture for Senior Debt Securities.*

4(b)	—	Form of Note for Senior Debt Securities.*

4(c)	—	Form of Indenture for Subordinated Debt Securities.*

4(d)	—	Form of Note for Subordinated Debt Securities.*

4(e)(i)	—	Amended and Restated Certificate of Incorporation of New York Community Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 filed with the Securities and Exchange Commission on May 11, 2001).

4(e)(ii)	—	Certificates of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 15, 2004).

4(e)(iii)	—	Amended and Restated Bylaws (incorporated by reference to Exhibit 3(iii) to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2015).

4(l)(i)	—	Form of Warrant (included in Exhibit 4(o))

4(l)(ii)	—	Form of Unit Certificate (included in Exhibit 4(n))

4(1)(iii)	—	Specimen Common Stock Certificate (incorporated by reference to Exhibits filed with the Registration Statement on Form S-1, Registration No. 33-66852).

4(n)	—	Form of Unit Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(o)	—	Form of Warrant Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(p)	—	Form of Certificate of Designation for series of Preferred Stock (The form of any Certificate of Designation will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(q)	—	Form of Preferred Stock Certificate (The form of any such certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(r)	—	Form of Depositary Certificate (The form of any such certificate will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(s)	—	Form of Depositary Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(t)	—	Form of Stock Purchase Contract Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

4(u)	—	Form of Stock Purchase Contract Unit Agreement (The form of any such agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.)

5(a)	—	Opinion of Kilpatrick Townsend & Stockton LLP, as to legality of debt securities, common stock, preferred stock, warrants to purchase other securities, depositary shares, stock purchase contracts and stock purchase units, and units of such securities.*

12	—	Computation of Consolidated Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.0 to the Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 29, 2016).

23(a)	—	Consent of KPMG LLP, independent registered public accounting firm.*

23(b)	—	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5(a)).*

24(a)	—	Power of Attorney (included on the signature pages herewith).*

25(a)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as Trustee under the Indenture for Subordinated Debt Securities.*

25(b)	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as Trustee under the Indenture for Senior Debt Securities.*

*	filed herewith